Exhibit 10.2

April 11, 2005

Mr. Charles Zwebner

YAK Communications (America) Inc

55 Town Centre, Suite 610

Scarborough, Ontario, Canada MIP 4X4

RE:	Invoice Ready Billing and Information Management Services Agreement between Billing Concepts, L (“BCI’) and YAK Communications (America) Inc. (“YAK’s) dated April 27, 2001 (the “Agreement”)

Dear Mr. Zwebner:

This Letter Agreement will confirm the agreement between BCI and YAK to extend the Term of the Agreement by an additional three (3) years to April 27, 2008 (the “Extended Term.”) Accordingly, YAK will be charged the “3 Year” Company Processing Fees as specified in Exhibit “C” of the Agreement during the Extended Term. Following the Extended Term, the Agreement will renew automatically, at the “1 Year” rates in Exhibit “C” for successive periods of one (1) year (“Renewal Term” unless (i) the parties mutually agree in writing to re-extend the Term of the Agreement for another three (3) years, or (ii) the Agreement is terminated by written notice of non-renewal from either Party delivered at least ninety (90) days prior to the scheduled expiration date. The initial Term, Extended Term, Renewal Terms and any other term extensions will constitute the “Term”.

Except as set forth herein above the Agreement is not modified in any manner, and all other terms and conditions of the Agreement will remain in full force and effect to the extent they do not conflict with this Letter Agreement

If this Letter Agreement accurately reflects your understanding and acceptance of the change to the Agreement, please sign in the space provided below and return this original document to me. Thank you.

Sincerely,

/S/ Greg Carter
Executive Vice President and Chief Operating Officer

AGREED AND ACCEPTED on this 21 day of April, 2005:

YAK Communications (America) Inc.

By:	/s/ Charles Zwebner
Name:	Charles Zwebner
Title:	CEO

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